UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 1, 2010

    Performance Capital Management, LLC
(Exact name of registrant as specified in its charter)

California	0 – 50235	03-0375751
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 Village Drive, Suite 255
Buena Park, California	90621
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (714) 736-3790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Board Compensation.

Performance Capital Management, LLC (the “Company”) disclosed in a report on Form 8-K dated February 16, 2010 and filed with the SEC on February 23, 2010 that all three members of the Board of Directors of the Company are being paid $2,000 per regular Board meeting beginning in February 2010. Mr. Donald Rutherford is being paid an additional $750 per regular Board meeting for serving as the Company’s Audit Committee financial expert.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

March 1, 2010 marked the deadline for members (“Members”) of the Company to vote by consent, in lieu of a Special Meeting of Members, on a proposal to approve and ratify the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

The number of Member units outstanding as of December 31, 2009, the record date, was 524,770. The following are the results of the vote:

▪	Members holding 290,168 units voted for the proposal;
▪	Members holding 2,040 units voted against the proposal; and
▪	Members holding 5,972 units abstained.

Abstentions are counted as votes against the proposal. Since Members of record holding a majority (55.29%) of the Member units outstanding as of the record date voted for the proposal, the dissolution and liquidation of the Company has been approved and ratified by the Members. As such, the Board of Directors (the “Board”) of the Company will now proceed with the dissolution and liquidation of the Company pursuant to the Plan of Dissolution by first filing a Certificate of Dissolution with the Secretary of State of the State of California.

Item 8.01.  Other Events.

As of March 1, 2010, the Company had approximately $850,000 in cash, consisting of the proceeds generated from the sale of the Company’s portfolios. The Company will use the funds to settle any remaining amounts owing to creditors, including $150,000 to the landlord of the Company’s leased office space in connection with the early termination of the Company’s lease, and to pay ongoing expenses as the Company prepares to dissolve, including rent, Board member and employee compensation, insurance premiums, and legal and accounting fees.

There are three pending lawsuits that have been filed against the Company. Details concerning these lawsuits were previously disclosed in the Company’s report on Form 8-K dated January 7, 2010 and filed with the SEC on January 13, 2010 and in the Company’s report on Form 10-Q for the period ended September 30, 2010 and filed with the SEC on November 20, 2009. The merits of the lawsuits have not yet been determined, so the amount of any contingent liability with respect to the possible outcome of the lawsuits is difficult to determine at this time. The deductible under the Company’s errors and omissions insurance is $50,000 per lawsuit.

After determining all of the known debts and liabilities of the Company in the process of winding up the affairs of the Company, the Company’s remaining assets will be distributed among the Company's Members and the Economic Interest Owner in accordance with the provisions of the Plan of Dissolution.

The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, may be adequately provided for by either of the following means: (a) the payment will have been assumed or guaranteed in good faith by a person deemed by the Members or the Board to be financially responsible based upon a good faith determination made with reasonable care at the time of any distribution of assets; or (b) the maximum amount of all such claims will have been deposited in trust with the California State Controller. All amounts owing by the Company must be settled before a final distribution of assets can be made to the Company’s Members and Economic Interest Owner.

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FORWARD-LOOKING STATEMENTS

Except for the historical information presented in this document, the matters discussed in this Form 8-K or otherwise incorporated by reference into this document contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “may,” “will,” “intends,” “should,” “plan,” “assume” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by Performance Capital Management, LLC (the “Company”). You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Company in this report on Form 8-K and in the Company’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE CAPITAL MANAGEMENT, LLC

March 3, 2010	By:	/s/ Les Bishop
(Date)		Les Bishop
Its: Chairman of the Board

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